UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2022, HUMBL, Inc. (“HUMBL”) entered into an Asset Purchase Agreement (the “APA”) with Brian Meltzer and Robin Burns. Under the terms of the APA, HUMBL will pay a total purchase price of $1,685,000 through (i) the issuance of 90,000,000 restricted shares of HUMBL common stock in two tranches, the first being for 15,000,000 HUMBL common shares within 30 days of the Closing Date of November 2, 2022 and the remaining 75,000,000 HUMBL common shares within five days of the completion of the 1:10 reverse split of HUMBL’s common stock; and (ii) cash in the amount of $110,000.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the APA which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities.

The sale of the securities under the APA was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The information contained in Item 1.01, above, is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Asset Purchase Agreement dated November 2, 2022 among HUMBL, Inc., Robin Burns and Brian Meltzer

104	Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 8, 2022	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO